UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2025

VIASAT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21767	33-0174996
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6155 El Camino Real

Carlsbad, California 92009

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (760) 476-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on which Registered)
Common Stock, par value $0.0001 per share	VSAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On June 13, 2025, Viasat, Inc. (“Viasat”) issued a press release announcing that its subsidiary Inmarsat Global Limited (“Inmarsat”) has agreed to a binding settlement term sheet (the “Term Sheet”) with Ligado Networks LLC (“Ligado”), AST & Science, LLC (“AST”), and other specified parties, which outlines the principal terms of a consensual restructuring transaction. This transaction is part of Ligado’s Chapter 11 reorganization efforts and settles Inmarsat’s opposition to Ligado’s planned restructuring.

Under the Term Sheet, and subject to bankruptcy court approval, among other conditions, Viasat anticipates receiving approximately $568 million from Ligado in its fiscal year ending March 31, 2026, which Viasat plans to primarily use to manage near term maturities and address its extended maturity profile. Specifically, Inmarsat, Ligado and AST agreed to the following:

•

Starting on September 30, 2025, Ligado will resume making quarterly payments of approximately $16 million per quarter to Inmarsat. The quarterly payment amount will increase 3% per year for the life of the contract (through 2107).

•	Ligado will make a $420 million lump sum payment to Inmarsat on October 31, 2025.

•	Ligado will pay a lump sum payment of $100 million to Inmarsat on March 31, 2026.

•	Ligado’s lawsuit against Inmarsat is stayed effective immediately and will be dismissed under conditions set forth in the Term Sheet.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Viasat uses words such as “anticipate,” “believe,” “expect,” “will,” “would,” variations of such words and similar expressions to identify forward-looking statements. Forward-looking statements include, among others, statements that refer to the pending Ligado restructuring transaction, the terms and conditions of the Term Sheet, Viasat’s receipt of expected payments under the Term Sheet, Viasat’s plans for the use of such payments, and bankruptcy court approval of the Term Sheet. Readers are cautioned that these forward-looking statements are based on current expectations and are subject to risks and uncertainties that are difficult to predict. Actual results could differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: risks and uncertainties related to the restructuring transaction and the settlement contemplated by the Term Sheet, which are subject to specified conditions, including bankruptcy court approval, and may not be consummated on the terms described, or at all. In addition, please refer to the risk factors contained in Viasat’s SEC filings available at www.sec.gov, including Viasat’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Viasat undertakes no obligation to update or revise any forward-looking statements for any reason.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release, dated June 13, 2025, issued by Viasat, Inc.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASAT, INC.

Date: June 13, 2025	By:	/s/ Brett Church
	Name:	Brett Church
	Title:	Associate General Counsel